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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 1998
                                                 ----------------

                             Public Storage, Inc.
                             --------------------

            (Exact name of registrant as specified in its charter)

       California                      1-8389                95-3551121
       ----------                      ------                ----------
   (State or other juris-           (Commission             (IRS Employer
   diction of incorporation)        File Number)         Identification No.)

   701 Western Avenue, Glendale, California                 91201-2397
   ----------------------------------------                 ----------
    (Address of principal executive office)                 (Zip Code)

    Registrant's telephone number, including area code    (818) 244-8080
                                                          --------------

                                     N/A
                                     ---

         (Former name or former address, if changed since last report)



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Item 5. Other Events
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    On January 13, 1998, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 (No. 333-41123) of Public Storage, Inc. (the "Company"), which together with the securities previously registered pursuant to the Company's Registration Statement on Form S-3 (No. 333-18395), permits the Company to issue an aggregate of $700,000,000 of preferred stock, depositary shares, equity stock, common stock and warrants.

    On February 10, 1998, the Company's Board of Directors increased the number of authorized directors of the Company from seven to eight and elected Thomas J. Barrack, Jr. as a director of the Company.

    Thomas J. Barrack, Jr., age 50, has been the Chairman and Chief Executive Officer of Colony Capital, Inc. since September, 1991. Colony Capital, Inc. is one of the largest real estate investors in America, having acquired properties in the U.S., Europe and Asia. Prior to founding Colony Capital, Inc., from 1987 to 1991, Mr. Barrack was a principal with the Robert M. Bass Group, Inc., the principal investment vehicle for Robert M. Bass of Fort Worth, Texas. From 1985 to 1987, Mr. Barrack was President of Oxford Ventures, Inc., a Canadian-based real estate development company. From 1984 to 1985 he was Senior Vice President at E.F. Hutton Corporate Finance in New York. Mr. Barrack was appointed by President Ronald Reagan as Deputy Under Secretary at the U.S. Department of the Interior from 1982 to 1983. Mr. Barrack currently is a director of Continental Airlines, Inc. and Virgin Entertainment Group, Ltd.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)  Exhibits.

         Exhibit 1.1 - Underwriting Agreement.

         Exhibit 3.1 - Amendment to Bylaws Adopted on February 10, 1998.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PUBLIC STORAGE, INC.

                                         By: /s/ DAVID GOLDBERG
                                            ---------------------
                                             David Goldberg
                                             Senior Vice President
                                             and General Counsel

Date: February 12, 1998